EXHIBIT 12
STATE STREET CORPORATION
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

		Years Ended December 31,
(Dollars in millions)		2017	2016	2015	2014	2013
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,899	$2,120	$2,298	$2,437	$2,666
Share of pre-tax income (loss) of unconsolidated entities		254	349	(700)	(10)	1
Fixed charges		385	334	321	318	365
Adjusted earnings	(A)	$3,538	$2,803	$1,919	$2,745	$3,032
Interest on short-term borrowings		$12	$8	$7	$6	$60
Interest on long-term debt, including amortization of debt issuance costs		289	240	219	206	184
Portion of long-term leases representative of the interest factor(1)		84	86	95	106	121
Preferred stock dividends and related adjustments(2)		242	171	112	61	33
Fixed charges and preferred stock dividends	(B)	$627	$505	$433	$379	$398
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	5.64x	5.55x	4.43x	7.24x	7.62x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,899	$2,120	$2,298	$2,437	$2,666
Share of pre-tax income (loss) of unconsolidated entities		254	349	(700)	(10)	1
Fixed charges		548	419	418	416	458
Adjusted earnings	(C)	$3,701	$2,888	$2,016	$2,843	$3,125
Interest on short-term borrowings and deposits		$175	$93	$104	$104	$153
Interest on long-term debt, including amortization of debt issuance costs		289	240	219	206	184
Portion of long-term leases representative of the interest factor(1)		84	86	95	106	121
Preferred stock dividends and related adjustments(2)		242	171	112	61	33
Fixed charges and preferred stock dividends	(D)	$790	$590	$530	$477	$491
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	4.68x	4.89x	3.80x	5.96x	6.36x

(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.
(2) Preferred dividends and related adjustments, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION
Ratios of Earnings to Fixed Charges

		Years Ended December 31,
(Dollars in millions)		2017	2016	2015	2014	2013
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,899	$2,120	$2,298	$2,437	$2,666
Share of pre-tax income (loss) of unconsolidated entities		254	349	(700)	(10)	1
Fixed charges		385	334	321	318	365
Adjusted earnings	(A)	$3,538	$2,803	$1,919	$2,745	$3,032
Interest on short-term borrowings		$12	$8	$7	$6	$60
Interest on long-term debt, including amortization of debt issuance costs		289	240	219	206	184
Portion of long-term leases representative of the interest factor(1)		84	86	95	106	121
Fixed charges	(B)	$385	$334	$321	$318	$365
Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	9.19x	8.39x	5.98x	8.63x	8.31x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,899	$2,120	$2,298	$2,437	$2,666
Share of pre-tax income (loss) of unconsolidated entities		254	349	(700)	(10)	1
Fixed charges		548	419	418	416	458
Adjusted earnings	(C)	$3,701	$2,888	$2,016	$2,843	$3,125
Interest on short-term borrowings and deposits		$175	$93	$104	$104	$153
Interest on long-term debt, including amortization of debt issuance costs		289	240	219	206	184
Portion of long-term leases representative of the interest factor(1)		84	86	95	106	121
Fixed charges	(D)	$548	$419	$418	$416	$458
Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	6.75x	6.89x	4.82x	6.83x	6.82x

(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.